UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2007

SBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4000 Executive Parkway, Suite 200 San Ramon, CA		94583
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 355-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2007, SBE, Inc. entered into an Agreement for the Purchase and Sale of Assets (the “Purchase Agreement”) with One Stop Systems, Inc., a manufacturer of industrial-grade computing systems and components (“One Stop”), pursuant to which we agreed to sell all of the assets associated with our embedded business (excluding cash, accounts receivable and other excluded assets specified in the asset purchase agreement) to One Stop for approximately $2,200,000 in cash plus One Stop’s assumption of the lease of our corporate headquarters building and certain equipment leases. The purchase price will be reduced dollar-for-dollar to the extent our embedded business inventory has a book value of less than $680,000 as of the closing date. The purchase price will be increased dollar-for-dollar to the extent our embedded business inventory has a book value of more than $800,000 as of the closing date. A total of $500,000 will be held back from the purchase price for a period of 60 days and will be used to pay certain liabilities of the embedded business and satisfy any indemnification obligations to One Stop that arise under the asset purchase agreement during such period. Any funds not used will be released to us after 60 days.

The Purchase Agreement contains customary representations and warranties, covenants and closing conditions. In addition, we have agreed that for four years following the closing of the asset sale, we will not directly or indirectly engage in the embedded business or have any interest in any entity engaged in the embedded business. Each party has agreed to indemnify the other party for damages arising for any breach of any of the representations or warranties or covenants or obligations in the Purchase Agreement. In addition, we have agreed to indemnify One Stop for any liabilities arising out of the ownership or operation of the embedded business prior to the closing of the transaction. All representations, warranties and covenants will expire on the first anniversary of the closing. Our liability for indemnification claims made by One Stop pursuant to the asset purchase agreement is capped at $2,200,000 in the aggregate.

John Reardon, a member of our board of directors, is also a member of the board of directors of One Stop. Mr. Reardon’s interest in the transaction was disclosed to our board of directors. The asset sale transaction was approved unanimously by our board, including all disinterested directors. The board approved the transaction after receiving the opinion of Samuel Seidman & Co. to the effect that the consideration to be received by SBE in the asset sale transaction is fair, from a financial point of view, to SBE’s stockholders.

On January 12, 2007, we issued a press release announcing the sale of our embedded business. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed asset sale and required stockholder approval, SBE intends to file with the Securities and Exchange Commission, or SEC, a proxy statement on Schedule 14A that will be mailed to the stockholders of SBE. INVESTORS AND SECURITY HOLDERS OF SBE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ASSET SALE. The definitive proxy statement will be mailed to the stockholders as of a record date to be established for voting on the proposed asset sale. Investors and security holders will be able to obtain free copies of the proxy statement, as well as other filed materials containing information about SBE, at www.sec.gov, the SEC’s website. Investors may also access the proxy statement and the other materials at www.sbei.com, or obtain copies of such material by request to SBE’s Corporate Secretary at: SBE, Inc., 4000 Executive Parkway, Suite 200, San Ramon, CA 94583.

SBE and its officers and directors may be deemed to have participated in the solicitation of proxies from SBE's stockholders in favor of the approval of the asset sale. Information concerning SBE's directors and executive officers is set forth in the publicly filed documents of SBE. Stockholders may obtain more detailed information regarding the direct and indirect interests of SBE and its directors and executive officers in the asset sale by reading the preliminary and definitive proxy statements regarding the asset sale, which will be filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement for the Purchase and Sale of Assets between SBE, Inc. and One Stop Systems, Inc., dated January 11, 2007.
99.1	Press Release, dated January 12, 2007, entitled “SBE Announces Sales of Embedded Hardware Business for $2.2M”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 12, 2007

SBE, Inc.

By:	/s/ David Brunton
David Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement for the Purchase and Sale of Assets between SBE, Inc. and One Stop Systems, Inc., dated January 11, 2007.
99.1	Press Release, dated January 12, 2007, entitled “SBE Announces Sales of Embedded Hardware Business for $2.2 M”.